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                                                                    EXHIBIT 11.0

                      FIRST PATRIOT BANKSHARES CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                                THREE                    NINE
                                                                MONTHS                  MONTHS
                                                                 ENDED                   ENDED
                                                          SEPTEMBER 30, 1996      SEPTEMBER 30, 1996
                                                        -------------------------------------------------
        Weighted average number of shares
          outstanding during the period                          2,020,827               2,016,861

        Shares issuable upon assumed exercise
          of stock options                                          62,319                  62,553

        Shares issuable upon assumed exercise
          of warrants                                              153,813                 152,791

Line A  Weighted average number of common and
          common equivalent shares outstanding
          during the period                                      2,236,959               2,232,205

        Additional shares issuable upon assumed
          exercise of stock options-assuming
          maximum dilution                                           2,839                   1,011

        Additional shares issuable upon assumed
          exercise of warrants-assuming
          maximum dilution                                           5,833                   6,855

Line B  Fully diluted weighted average number of
          shares outstanding during the period                   2,245,631               2,240,071
                                                        =================================================

Line C  Net income for the period                                 $569,303              $1,409,991
                                                        =================================================

        Earnings per share:

        Earnings per common share and  common
        equivalent share (Line C divided by Line A)                  $0.25                   $0.63
                                                        =================================================

        Earnings per common share and common
        equivalent share=assuming full
        dilution (Line C divided by Line B)                          $0.25                   $0.63
                                                        =================================================





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